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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: May 28, 1997


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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            Canada                                      1-2275                                None
(STATE OR OTHER JURISDICTION                         (COMMISSION                         (IRS EMPLOYER
      OF INCORPORATION)                              FILE NUMBER)                      IDENTIFICATION NO.)
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               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271


                                Page 1 of 5 Pages
                         Exhibit Index Appears on Page 4
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Item 5. Other Events.

On May 28, 1997, a subsidiary of The Seagram Company Ltd. (the "Corporation") sold to Merrill Lynch & Co. 30 million shares of Time Warner Inc. common stock for $1.3875 billion in cash. The Corporation, through such subsidiary, continues to hold 26,763,349 Time Warner Inc. shares and has agreed not to sell them for a period of 120 days without Merrill Lynch & Co.'s consent. Net proceeds after tax will be approximately $1.33 billion and will be used for general corporate purposes, including repayment of debt and share repurchases under the Corporation's share purchase program. In that regard, the Corporation also announced that the Board of Directors has authorized an increase in the size of its share purchase program to 10 percent of the public float (up to approximately 23.6 million common shares), subject to appropriate regulatory filings. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

                  (99)     Press Release.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  THE SEAGRAM COMPANY LTD.
                                         (Registrant)



Date:  May 30, 1997
                                  By:   /s/ Daniel R. Paladino
                                      -----------------------------------------
                                      Daniel R. Paladino
                                      Executive Vice President -- Legal and
                                        Environmental Affairs

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                                  EXHIBIT INDEX


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Exhibit                                                    Sequentially
Number              Description of Exhibit                 Numbered Page
------              ----------------------                 -------------
 (99)               Press Release.                               5
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